C-COR.net and Fortress Technologies Announce Agreement to Provide Data Security Solution for Internet Over Cable

C-COR.net to Integrate Fortress Security Technology Into Its Suite of Broadband Management Services

STATE COLLEGE, Pa., Jan. 12 /PRNewswire/ -- C-COR.net (Nasdaq: CCBL - news) today announced it has invested $3,500,000 in Fortress Technologies, Inc., a leading security networking company. Fortress has developed advanced encryption-based products for secure communications over the Internet. The equity investment in Fortress Technologies represents approximately a 5 percent ownership interest. In connection with the investment, C-COR.net and Fortress Technologies have agreed on key terms of a reseller agreement, under which the companies would jointly offer a network-based data security solution, utilizing the Fortress-patented Secure Packet Shield(TM) (SPS) technology, for residential and business cable modem customers. In addition, under the terms of the proposed reseller agreement, C-COR.net would become the exclusive provider of this security solution to the domestic broadband cable operator market. C-COR.net anticipates offering this security solution in the second half of Calendar Year 2000.

(Photo: http://www.newscom.com/cgi-bin/prnh/19990924/CCORLOGO )

The Fortress SPS technology is an advanced system of network-layer, plug-and-play encryption, authentication, data integrity and data compression. The technology has been validated by NSA's (National Security Agency's) Security-Proof-of-Concept-Consortium (SPOCK), composed of 45 companies and 16 government agencies. It is a unique and proprietary method of compressing and encrypting packets of digital information and transmitting the packets in such a way that the integrity and security of the information is maintained without degrading network performance. By operating at the network layer of the digital communication stack, little meaningful information is made accessible to potential eavesdroppers. SPS is applicable to a broad spectrum of digital communications and is capable of securing IP (Internet Protocol) digital transmissions, whether it is over a wire line or wireless communication. As such, the technology provides the capability to secure digital transmissions from cellular telephones to digital fax machines, digital video, digital voice and digital data communications.

Commenting on the arrangement with Fortress, David A. Woodle, CEO and President of C-COR.net, stated, ``With the proliferation of the Internet into business applications, both consumer and commercial users have recognized the need to protect and secure information as it is transported across this shared communication medium. This concern has recently been reinforced by President Clinton's proposed boosting of the government's FY 2000 $1.75 billion budget for computer security by $251 million to combat increasingly sophisticated hackers(1). Because cable is becoming a significant pipeline for the Internet into homes here and abroad, we believe it is important to make available to our broadband cable operator customers the technology that provides cable subscribers easy-to-use security products and services. Fortress Technologies offers a cost-efficient and effective solution for network security. We are, therefore, looking forward to including this capability as a core feature of our Broadband Management Services, including our Network Operations Center.''

Raymond L. Weadock, President and CEO of Fortress Technologies, concurred with this assessment by stating, ``The original Internet was not designed for today's business or consumer use, but for scientific, government and educational purposes. As a result, the original design of the Internet did not include high security. Our network security solution, including our VPN (Virtual Private Network), has incorporated encryption technology to minimize the security risks created by the original design of the Internet. Our products based on SPS technology are designed to operate at speeds in excess of 80 megabits per second line capacity, are fully automated, can be integrated into any heterogeneous network and any SNMP (Simple Network Management Protocol) application, and are scaleable. We believe that adding this Internet security solution to the network life cycle services already provided by C-COR.net will be of significant benefit to both the cable industry, in terms of incremental revenue streams and network access control, and the consumer, in terms of confidence in the integrity of the network.''

C-COR.net provides products and support to customers as they plan, design, build and maintain complex broadband communications networks. C-COR.net is a developer and global supplier of robust, high-quality RF (Radio Frequency) and advanced AM (Amplitude Modulation) fiber optic distribution electronics for two-way HFC (Hybrid Fiber/Coax) networks. C-COR.net's newest fiber optic products, the Mux Node and Mini Node, facilitate evolving fiber-rich architectures to deliver analog video, digital video, high-speed data and telephone applications.

C-COR.net also offers comprehensive customer service for the full HFC broadband network life cycle, including network engineering and design, system activation, integration of Internet applications over cable, network optimization and management, and system maintenance. C-COR.net's multi- million dollar 24 hours per day/7 days a week Network Operations Center (NOC) in Atlanta, Georgia, provides state-of-the-art, real-time network monitoring with responsive cable modem Help Desk Service.

Fortress Technologies, Inc., headquartered in Tampa, Florida, is a leading developer of products designed to secure communications utilizing public and private IP networks as the data communication backbone. The company's NetFortress security product line includes hardware and software that simplify the creation of Virtual Private Networks as an alternative to expensive networks, including Frame Relay, ATM, leased lines, and 800 number dial-ups. The VPN created by NetFortress products isolates communications by using encryption, authentication, access control, data integrity, accounting and non-repudiation to securely extend its reach to remote sites, individual remote workers, and business partners over IP networks.

C-COR.net, founded over 45 years ago, designs and manufactures robust, high-quality network distribution products for two-way hybrid fiber/coax (HFC) networks. C-COR.net's headquarters is in State College, Pennsylvania, with production and service facilities in State College and Tipton, Pennsylvania; Tijuana, Mexico; Santa Clara, California; and Suwanee, Georgia. C-COR.net also maintains offices in Almere, The Netherlands, and Hong Kong. C-COR.net's common stock is listed in the Nasdaq National Market under the symbol CCBL. C-COR.net's website is http://www.c-cor.net.

Some of the information presented in this announcement, including, but not limited to the Company's expectations in connection with the Company's strategic plan and its arrangement with Fortress Technologies, Inc., constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the successful implementation of the reseller agreement with Fortress Technologies; the ability to integrate Convergence.com's and Silicon Valley Communications' businesses; the timing of orders received from customers; the gain or loss of significant customers; changes in the mix of products sold; changes in the cost and availability of parts and supplies; fluctuations in warranty costs; new product development activities; the Company's ability to implement its strategies of product, service, and global market expansion; the Company's ability to successfully implement new products and services and enhance existing products and services; economic conditions affecting domestic and international markets; regulatory changes affecting the telecommunications industry, in general, and the Company's operations, in particular; competition and changes in domestic and international demand for the Company's products; continued successful implementation of Year 2000 measures; and other factors which may impact operations and manufacturing. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.